LOGO
ALBANK
Financial Corporation

                                                                 April 3, 1998
Dear Stockholder:

     You are cordially invited to attend the annual meeting (the "Meeting") of the stockholders of ALBANK Financial Corporation ("ALBANK"), the holding company for ALBANK, FSB, and ALBANK Commercial which will be held on Tuesday May 19, 1998, at 10:00 a.m., at the ALBANK, FSB Operations Center, 833 Broadway, Albany, New York 12207.

     The attached Notice of Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Meeting. Directors and officers of ALBANK as well as a representative of KPMG Peat Marwick LLP will be present at the Meeting to respond to any questions that our stockholders may have.

     At the Meeting, stockholders will vote for the election of three directors. The Board of Directors unanimously recommends a vote "FOR" the Board's nominees named in the attached Proxy Statement. At the Meeting, stockholders will also vote with respect to Proposal 2 submitted by the Board of Directors of ALBANK for the ratification of KPMG Peat Marwick LLP, as independent auditors of ALBANK for the fiscal year ending December 31, 1998. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" Proposal 2.

     You are urged to sign, date and mail the enclosed proxy card promptly in the postage-paid envelope provided. If you attend the Meeting, you may vote in person even if you have already mailed in your Proxy.

     Sincerely yours,

     /s/ Herbert G. Chorbajian
     Herbert G. Chorbajian

     Chairman of the Board,
     President and Chief
     Executive Officer

                          ALBANK FINANCIAL CORPORATION
                              10 North Pearl Street
                             Albany, New York 12207
                                (518) 445-2100

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To be held on Tuesday May 19, 1998

                               ----------------

     Notice is hereby given that the annual meeting of stockholders (the "Meeting") of ALBANK Financial Corporation (the "Company") will be held at the ALBANK, FSB Operations Center, 833 Broadway, Albany, New York 12207, on Tuesday May 19, 1998, at 10:00 a.m.

     A Proxy Statement is attached and a proxy card for the Meeting is enclosed herewith. The Meeting is for the purpose of considering and voting upon the following matters:

     1.  The election of three directors for a term of three years each;

     2. The ratification of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

     3. Such other matters as may properly come before the Meeting or any adjournments thereof.

     Pursuant to the Bylaws of the Company, the Board of Directors has fixed March 25, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, and at any adjournments thereof. Only recordholders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Meeting, or any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection by stockholders at the fourth floor of ALBANK, FSB, 10 North Pearl Street, Albany, New York 12207, for a period of ten days prior to the Meeting.

     Each stockholder, whether he or she plans to attend the Meeting, is requested to sign, date and return the enclosed proxy card without delay in the enclosed postage-paid envelope. For planning purposes, you are requested to indicate on the proxy card whether you currently intend to attend the Meeting. (Of course, if your plans change, you may attend even if you do not indicate on the proxy card that you intend to do so.) Any proxy given by the stockholder may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or by delivering to the Company a duly executed proxy bearing a later date. Any stockholder present at the Meeting may elect to revoke his or her proxy by voting personally on the matters brought before the Meeting.

                                             By Order of the Board of Directors
                                             /s/ Freling H. Smith
                                             Freling H. Smith
                                             Secretary
Albany, New York
April 3, 1998


     The Board of Directors recommends voting FOR Proposals 1 and 2.

                          ALBANK Financial Corporation
                              10 North Pearl Street
                             Albany, New York 12207
                                (518) 445-2100


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                              Tuesday May 19, 1998


Solicitation and Voting of Proxies

     This Proxy Statement is being furnished to stockholders of ALBANK Financial Corporation ("ALBANK" or the "Company") in connection with the solicitation by the Board of Directors and management of the Company of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, May 19, 1998, at 10:00 a.m., at the ALBANK, FSB Operations Center, 833 Broadway, Albany, New York 12207, and at any adjournments thereof. The 1997 Summary Annual Report and the Annual Report Supplement covering the year ended December 31, 1997, including the consolidated financial statements of the Company for the year ended December 31, 1997, accompany this Proxy Statement. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 3, 1998.

     Regardless of the number of shares of stock owned, it is important that stockholders be represented by proxy or present in person at the Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of ALBANK will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted FOR the election of the Board of Directors' nominees for Directors and FOR the ratification of KPMG Peat Marwick, LLP as independent auditors.

     As of the date of printing of this Proxy Statement, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof.

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company (at the address above), by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the recordholder of your shares to vote personally at the Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. Proxies will be solicited by mail and may also be solicited personally or by telephone or telegraph by Directors, officers and regular employees of the Company, ALBANK, FSB (the "Bank") or ALBANK Commercial ("Commercial") (collectively the "Banks"), without additional compensation therefor. ALBANK will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.


Voting Securities

     The securities which may be voted at the Meeting consist of shares of Common Stock of ALBANK ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Meeting except as described below. There is no cumulative voting for the election of Directors.

     The close of business on March 25, 1998, has been fixed by the Board of Directors as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 12,846,323 shares.

     As provided in the Company's Certificate of Incorporation, recordholders of Common Stock that is beneficially owned, directly or indirectly, by a person or entity who beneficially owns in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. In general, a person or entity is deemed to beneficially own shares such person or entity has the right to acquire or over which such person or entity has investment or voting power (other than pursuant to certain revocable proxies), shares beneficially owned by an affiliate of such person or entity, and shares beneficially owned by any group in which such person or entity participates pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares. For purposes of this provision, the Employee Stock Ownership Plan and Trust of the ALBANK, FSB Incentive Savings and Employee Stock Ownership Plan is not deemed to beneficially own the shares of Common Stock held under such plan. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities have any agreements, arrangements or understandings, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board to implement and apply the Limit.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may (subject to applicable laws and regulations of the Securities and Exchange Commission) be adjourned in order to permit the further solicitation of proxies. Directors shall be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. The affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote is required to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company. Under applicable Delaware law, in determining whether the proposal regarding the appointment of KPMG Peat Marwick LLP has received the requisite number of affirmative votes, abstentions will be counted and have the same effect as a vote against such proposal.


Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock, as disclosed in certain reports regarding such ownership filed as of December 31, 1997 with the Company and with the Securities and Exchange Commission (the "SEC"), in accordance with Section 13(g) of the Securities Exchange Act of 1934 (the "Exchange Act") by such persons and groups. Other than those persons listed below, the Company is not aware of any person or group that owned more than 5% of the Common Stock as of March 25, 1998.



                             Name and Address                               Number               Percentage
Title of Class               of Beneficial Owner                            of Shares            of Class<F1>

Common Stock                 Employee Stock Ownership                       914,380              7.12%
                             Plan and Trust ("ESOP")
                             of the ALBANK, FSB Incentive
                             Savings and Employee
                             Stock Ownership Plan<F2>
                             10 North Pearl Street
                             Albany, New York 12207

------------

<F1> Calculated using the total number of shares of Common Stock outstanding on
     March 25, 1998 which was 12,846,323 shares.

<F2> The Human Resources Committee of the Board of Directors of the Bank
     administers the ESOP. An independent bank, BankBoston, N.A., has been appointed trustee for the ESOP ("ESOP Trustee") by the Board of Directors. The Human Resources Committee may instruct the ESOP Trustee regarding investment of funds contributed to the ESOP. Subject to its fiduciary duties, the ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, again subject to the ESOP Trustee's fiduciary duties, unallocated shares held in the suspense account will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated Common Stock.

Stock Ownership by Management

     The following table sets forth information as of March 25, 1998, as to shares of Common Stock beneficially owned by Directors individually, by the five most highly compensated executive officers of the Bank including the Chief Executive Officer individually, and by executive officers and Directors as a group. Ownership information is based upon information furnished by the respective individuals.





                                    Shares of Stock
Name                                Beneficially Owned<F1>               Percentage of Class<F2>

Herbert G. Chorbajian                 494,692<F3>                        3.9%

John E. Maloy, Sr.                     70,087<F4>                        0.5%

William J. Barr                        40,375<F4>                        0.3%

Anthony P. Tartaglia                   40,441<F5>                        0.3%

Susan J. Stabile                       15,100<F6>                        0.1%

Karen R. Hitchcock                      1,100<F7>                         --

Francis L. McKone                       1,000<F7>                         --

John J. Nigro                             250                             --

Richard J. Heller                     162,874<F8>                        1.3%

Barry G. Blenis                       159,400<F9>                        1.2%

Clifford M. Apgar                      64,232<F10>                       0.5%

Freling H. Smith                       87,127<F11>                       0.7%

All executive officers and
Directors of the Bank and
Company as a group
(13 persons)                        1,233,518<F12>                       9.6%

--------------

 <F1> Each person or relative of such person whose shares are included herein exercises sole (or shared with spouse, relative or affiliate) voting or dispositive power as to the shares reported.

 <F2> The total number of shares of Common Stock outstanding on March 25, 1998, was 12,846,323 shares.

 <F3> Includes 343,400 shares subject to outstanding stock options under the
      Company's 1992 Stock Incentive Plan for Key Employees, as amended (the "Stock Incentive Plan"), 60,480 of which became exercisable on each of April 1, 1993, April 1, 1994, April 1, 1995, April 1, 1996 and April 1,
      1997, 16,000 of which became exercisable on each of December 18, 1996 and December 18, 1997 and 20,000 of which became exercisable on December 2, 1997. On December 8, 1997, 11,000 of said options were exercised.

 <F4> Includes 30,000 shares subject to outstanding stock options under the
      Company's 1992 Stock Incentive Plan for Outside Directors (the "Directors' Plan"), 6,000 of which became exercisable on each of April 1, 1993, April 1, 1994, April 1, 1995, April 1, 1996 and April 1, 1997, 3,000 shares subject to outstanding stock options under the Company's 1995 Stock Incentive Plan for Outside Directors (the "1995 Directors' Plan"), 1,000 of which became exercisable on each of December 18, 1996 and December 18, 1997 and 1,000 of which became exercisable on December 23, 1997.

 <F5> Includes 30,000 shares subject to outstanding stock options under the
      Directors' Plan, 6,000 of which became exercisable on each of March 5, 1994, March 5, 1995, March 5, 1996, March 5, 1997, and March 5, 1998,
      3,000 shares subject to outstanding stock options under the 1995 Directors' Plan, 1,000 of which became exercisable on each of December 18, 1996 and December 18, 1997 and 1,000 of which became exercisable on December 23, 1997.

 <F6> Includes 12,000 shares subject to outstanding stock options under the
      Directors' Plan 6000 of which became exercisable on each of June 26, 1996 and June 26, 1997, 3,000 shares subject to outstanding stock options under the 1995 Directors' Plan, 1,000 of which became exercisable on each of December 18, 1996 and December 18, 1997 and 1,000 of which became exercisable on December 23, 1997.

 <F7> Includes 1,000 shares subject to outstanding stock options under the
      Directors' Plan which became exercisable on December 23, 1997.

 <F8> Includes 116,883 shares subject to outstanding stock options under the
      Stock Incentive Plan, 21,600 of which became exercisable on each of April 1, 1993, April 1, 1994, April 1, 1995, April 1, 1996 and April 1, 1997,
      3,200 of which became exercisable on each of December 18, 1996 and December 18, 1997 and 3,333 of which became exercisable on December 2, 1997. On December 30, 1997, 850 of said options were exercised.

 <F9> Includes 94,233 shares subject to outstanding stock options under the
      Stock Incentive Plan, 18,000 of which became exercisable on each of April 1, 1993, April 1, 1994, April 1, 1995, April 1, 1996 and April 1, 1997,
      3,200 of which became exercisable on each of December 18, 1996 and December 18, 1997 and 3,333 of which became exercisable on December 2, 1997. On May 2, 1997, 3,000 of said options were exercised and on December 31, 1997, 2,500 of said options were exercised.

<F10> Includes 54,733 shares subject to outstanding stock options under the
      Stock Incentive Plan, 18,000 of which became exercisable on each of April 1, 1993, April 1, 1994, April 1, 1995, April 1, 1996 and April 1, 1997,
      3,200 of which became exercisable on each of December 18, 1996 and December 18, 1997 and 3,333 of which became exercisable on December 2, 1997. On August 12, 1993, 12,000 of said options were exercised, on May 20, 1994, 6,000 of said options were exercised, on July 18, 1996, 7,000 of said options were exercised, and on June 23, 1997, 20,000 of said options were exercised.

<F11> Includes 77,020 shares subject to outstanding stock options under the
      Stock Incentive Plan, 18,000 of which became exercisable on each of April 1, 1993, April 1, 1994 and April 1, 1995, April 1, 1996 and April 1, 1997,
      2,000 of which became exercisable on each of December 18, 1996 and December 18, 1997, and 2,000 of which became exercisable on December 2, 1997. On May 20, 1994, 10,200 of said options were exercised, on April 10, 1995, 2,280 of said options were exercised and on September 2, 1997, 6,500 of said options were exercised.

<F12> Includes 884,269 shares (including the shares referred to in footnotes 3,
      4, 5, 6, 7, 8, 9, 10 and 11) subject to outstanding stock options under the Stock Incentive Plan as amended, the Directors' Plan and the 1995 Directors' Plan that became exercisable on April 1, 1993, March 5, 1994, April 1, 1994, March 5, 1995, April 1, 1995, March 5, 1996, April 1, 1996,
      June 26, 1996, December 18, 1996, March 5, 1997 and April 1, 1997, June 26, 1997, December 2, 1997, December 18, 1997, December 23, 1997 and March 5, 1998.

                     PROPOSALS TO BE VOTED ON AT THE MEETING


PROPOSAL 1. ELECTION OF THREE DIRECTORS OF ALBANK FINANCIAL CORPORATION FOR THREE YEAR TERMS ENDING 2001.

     Pursuant to ALBANK's bylaws, the number of Directors of ALBANK is the number designated from time to time by the Board of Directors, except that in the absence of such designation the number will be ten. The Board of Directors presently has set the number of directors at eight. Each of the members of the Company's Board of Directors also serves as a Director of the Banks. Directors are elected for staggered terms of three years each, with a term of office of only one of three classes of Directors expiring each year. Except in the case of mandatory retirement, directors serve until their successors are elected and qualified.

     The three nominees proposed by the current Board of Directors of ALBANK for election at the Meeting are Herbert G. Chorbajian, William J. Barr and Francis
L. McKone. All nominees named are presently Directors of the Company and the Banks.

     In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and (unless the present Board of Directors reduces the number of Directors pursuant to ALBANK's bylaws) for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

     Unless authority to vote for the Directors is withheld, it is intended that the shares represented by the enclosed proxy card will be voted for the election of all nominees proposed by the Board of Directors, as set forth above.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.


Information with Respect to Nominees and Continuing Directors

     The following table sets forth the names of the nominees and continuing Directors, a brief description of their recent business experience, including occupations and employment, their ages, the year in which each became a Director of the Bank and Commercial and the year in which their terms as Director of the Company expires. Unless otherwise indicated, the principal occupation listed for each person below has been his or her principal occupation for the past five years.


Name and Principal                               Director of        Director of        Expiration
Occupation at Present                            the Bank           Commercial         of Current
and for the Past Five Years          Age<F1>     Since<F2>          Since              Term


Nominees
Herbert G. Chorbajian                59          1985               1997               1998
     Mr. Chorbajian is Chairman,
President and Chief Executive
Officer of the Company. He
commenced his employment with
the Bank in 1984 as Executive
Vice President and Chief
Operating Officer. He became
President in 1985 and has
served as Chairman of the Board,
President, Chief Operating
Officer and Chief Executive
Officer of the Bank since 1990.

William J. Barr                      71          1982               1997               1998
     Mr.  Barr was Senior  Vice
Pres ident and  Comptroller  of
the Bank from 1982 until his
retirement  in 1989.  Mr. Barr
is currently Chairman of the
Banks' Loan Committees.

Francis L. McKone                    63          1996               1997               1998
     Mr.   McKone  has  been
President   and  CEO  of
Albany International  Corp.
since 1993 and President
since 1984. Mr. McKone is
presently a Director of
Albany International Corp.

Continuing Directors

Anthony P. Tartaglia, M.D.           65           1993              1997               1999
     Dr.  Tartaglia  is a
Professor  of Medicine at
the Albany Medical College
with substantial patient
responsibility. He also
serves on a national task
force working on issues of
health care policy in the
United States. Dr.
Tartaglia is currently
Chairman of the Bank's
Executive Committee.

Susan J. Stabile, Esq.               40           1995              1997               1999
     Ms.  Stabile  is  a
Professor  of  Law  at
St.  John's University
School of Law. An author
of numerous legal
publications, Ms. Stabile
is a member of the
American Bar Asso ciation.
Her other affiliations
include membership in the
Bar Association of the City
of New York and the
American Association of Law
Schools Sections on Labor
and Employment Law and on
Employee Benefits. Ms.
Stabile is currently
chairperson of the
Banks' Audit Committees.

John J. Nigro                        55           1997              1997               1999
     Mr.  Nigro is  President
of Nigro  Companies,  a group
of real  estate  development
and  management  companies
he began establishing in 1974.

John E. Maloy, Sr.                   74           1976              1997               2000
     Mr.  Maloy  has been
President  of J.H.  Maloy,
Inc.,  a construction  firm,
since 1990. From 1965 to 1990,
he held the position of
Executive  Vice  President of
that firm.  Mr. Maloy is
currently Chairman of the
Bank's Human Resources
Committee.

Karen R. Hitchcock, Ph.D.            54           1996              1997               2000
     Dr.  Hitchcock  has been
President of the  University  at
Albany since 1996.  From 1991 to
1996,  she was Vice  President
of Academic Affairs and she
served as interim President until
her appointment as
President in April 1996.

--------------

<F1> At December 31, 1997.

<F2> Each person listed, other than Dr. Tartaglia, Ms. Stabile, Ms.
     Hitchcock, Mr. McKone, and Mr. Nigro, has been a Director of the Company since its incorporation in 1991. Dr. Tartaglia became a Director of the Company on March 5, 1993, Ms. Stabile on June 26, 1995, Ms. Hitchcock on October 16, 1996, Mr. McKone on December 3, 1996 and Mr. Nigro on June 1, 1997. Director Elliot retired as of January 27, 1998.

Meetings of the Board and Committees of the Board

     During the year ended December 31, 1997, the Board of Directors of the Company held 6 meetings. No Director of the Company attended fewer than 75% in the aggregate of the total number of the Company's board meetings and the total number of committee meetings on which such Director served (except for Mr. Elliot who has retired and Dr. Hitchcock). The Company does not have standing audit or nominating committees of the Board of Directors, or committees performing similar functions. The Company maintains a standing compensation committee, the members of which are the same as that of the Bank's Human Resources Committee. The Company does not pay compensation and thus its compensation committee did not meet in 1997.

     The Board of Directors of the Bank has established various committees, including the Executive, Audit, Human Resources and Loan Committees. The Board of Directors of Commercial has established an Audit Committee and a Loan Committee.

     The Executive Committee has the authority to approve securities transactions and to exercise most powers of the Board of Directors in the intervals between meetings of the Board. Any activities of this Committee are reported to the Board at its next meeting. The Executive Committee did not meet in 1997. Prior to January 27, 1998, the Executive Committee consisted of Messrs. Elliot (Chairman), Maloy, Chorbajian and Barr. On January 27, 1998, Mr. Elliot retired and Dr. Tartaglia was added to the Committee and serves as its chairman.

     The Audit Committee meets quarterly to review the Bank's internal audit performance and as necessary with the Bank's independent certified public accountants. The Bank's Audit Committee met five times during the year ended December 31, 1997. Prior to August 26, 1997, the Audit Committee consisted of Dr. Tartaglia (chairman), Ms. Stabile and Mr. Barr. On that date Dr. Tartaglia rotated off the Committee, Mr. Nigro joined the Committee and Ms. Stabile became chairperson.

     The Bank's Human Resources Committee has authority with respect to the Bank's compensation and benefit plans. The Committee met four times during the year ended December 31, 1997. Since January 28, 1997, the Human Resources Committee has consisted of Mr. Maloy (Chairman), Dr. Tartaglia, Ms. Stabile and Mr. McKone.

     The Loan Committee approves all credits to a single borrower in excess of three million five hundred thousand dollars ($3,500,000). The Loan Committee met twelve times in 1997. Prior to January 27, 1998, the Loan Committee consisted of Messrs. Barr (Chairman), Maloy, Dr. Hitchcock and Mr. Elliot. On January 27, 1998 Mr. Elliot retired and Mr. Chorbajian became a member of the committee.



     The Board of Directors (as a whole and not as a Committee) considers and approves the nominees for Directors to stand for election at the Company's annual meeting of stockholders. The Company's bylaws allow for stockholder nominations of Directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. Generally, to be timely, notice must be given to the Company's Secretary at least thirty days prior to the stockholder meeting. The stockholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's bylaws and by the Exchange Act. For additional information, see Notice of Business to be Conducted and Nomination of Directors at an Annual Meeting on page 26.


Directors' Compensation

     Directors' Fees. During 1997, Directors of the Bank who were not officers received a retainer of $17,000 per year plus $1,000 for each board meeting attended. Such Directors also received $400 for each committee meeting attended and all Committee chairpersons received a stipend of $1,500. Directors of Commercial receive a retainer of $2,500 per year. Directors do not receive a retainer or any separate fees for services as Directors of the Company.

     Directors' Retirement Plan. Since 1988, the Bank has maintained a non-qualified plan, the Directors' Retirement Plan of ALBANK, FSB, to provide retirement benefits for Directors of the Bank. A Director who retires from the Board after at least three years of service (or upon death or disability) is entitled to receive an annual benefit, commencing with the later of the first month subsequent to such Director's retirement or the attainment of age 65, of $500 for each quarter of service as a Director, up to a maximum of 40 quarters, payable in quarterly installments for life. In the event of a Director's retirement upon disability, the Board may approve a lump sum disability benefit payable before age 65 in lieu of normal retirement benefits. The Plan also provides for payment of annual death benefits to the surviving spouse of a Director who would have been eligible for a retirement benefit. The Plan is unfunded, and all obligations arising thereunder are payable solely from the general assets of the Bank. The Bank has amended the Directors' Retirement Plan to freeze participation in the Plan to Directors who were participating Directors in the Plan on January 1, 1992 (that is, Directors who had been Directors for three years at such time).

     Directors' Stock Option Plans. The Board of Directors of the Company has terminated the Directors' Plan and in its place adopted the 1995 Directors' Plan. The 1995 Directors' Plan provides for the annual grant of options to purchase 3,000 shares of Common Stock to members of the Board of Directors who are not employees of the Bank or the Company. Under the terms of the 1995 Directors' Plan, each member of the Board of Directors of the Company who was a member on December 18, 1995, and each member of the Board of Directors of the Company on the fourth Monday of December in each subsequent year who is not an officer or employee of the Bank or the Company, is to be granted on such date options to purchase 3,000 shares of Common Stock (together with limited stock appreciation rights exercisable only upon a change in control of the Company or the Bank ("Limited Rights")) at an exercise price equal to the fair market value of the shares on the date of grant. Such options are exercisable on a cumulative basis in equal installments at a rate of 331 1/43% per year commencing one year from the date of grant, although the 1995 Directors' Plan provides for accelerated vesting in certain circumstances. The Company has initially reserved 240,000 shares of Common Stock for issuance under the 1995 Directors' Plan.

     Deferred Fee Plan. The Bank maintains a Deferred Compensation Plan for Directors' Fees (the "Deferred Compensation Plan for Directors"). This is a non-qualified, unfunded plan that permits a Director to elect to defer receipt of all or a specified part of his of her fees. Deferred fees may be "invested" (i.e., accrue interest as though actually invested) at the direction of the Director in one or more of the following four funds: a Money Market Portfolio, a Growth and Income Portfolio, a Small Company Growth Portfolio and a Government Securities Portfolio Fund. Such deferred amounts become payable in five to ten annual installments upon a Director ceasing to serve as such.


Executive Compensation and Benefits

     Summary Compensation Table. The following table sets forth the cash compensation paid, and other compensation paid or accrued, by the Bank for services rendered during the years ended December 31, 1997, 1996 and 1995, to the five highest paid executive officers of the Bank or the Company who received compensation in excess of $100,000 from the Bank, including the Chief Executive Officer, in all capacities in which they served. The Company has not paid any compensation.


                                                   Annual
                                                Compensation


Name and                                                                      Options/           All Other
Principal Position           Year          Salary          Bonus              SARs<F1>           Compensation<F2>

Herbert G. Chorbajian        1997          $478,062        $186,444           54,000             $331,183
  Chairman, President        1996          $454,600        $179,567           60,000             $276,589
  and Chief Executive        1995          $430,661        $111,972           48,000             $259,645
  Officer

Richard J. Heller            1997          $185,961        $ 61,166            9,000             $ 64,610
  Executive Vice             1996          $173,431        $ 57,718           10,000             $ 39,979
  President and              1995          $164,061        $ 34,125            9,600             $ 41,150
  Chief Financial
  Officer

Barry G. Blenis              1997          $185,577        $ 61,166            9,000             $ 83,587
  Executive Vice             1996          $170,931        $ 56,886           10,000             $ 41,483
  President--Operations      1995          $164,061        $ 34,125            9,600             $ 29,864
  and Strategic Planning

Clifford M. Apgar            1997          $180,577        $ 59,518            9,000             $ 39,851
  Executive Vice             1996          $168,408        $ 55,373           10,000             $ 26,078
  President--Senior Credit   1995          $158,935        $ 33,058            9,600             $ 27,330
  Officer

Freling H. Smith             1997          $166,508        $ 48,021            5,400             $ 36,812
  Senior Vice                1996          $155,660        $ 45,328            6,000             $ 24,307
  President, Secretary       1995          $146,530        $ 22,859            6,000             $ 19,859
  and General Counsel

--------------

<F1> This represents incentive stock options to purchase shares of Common Stock awarded to the named executive officers under the Stock Incentive Plan. Options become exercisable at a rate of 331 1/43% per year beginning December 18, 1996 for awards made in 1995, December 2, 1997 for awards made in 1996 and December 22, 1998 for awards made in 1997. Options will also become 100% exercisable upon a change in control of the Bank or the Company or upon termination of employment due to death or disability. Upon termination of employment for any other reason, unexercisable options expire. All options were awarded with Limited Rights.

<F2> The amounts disclosed in this column include:

         (a) The Bank's contribution to the Bank's Incentive Savings and
     Employee Stock Ownership Plan (the "401(k) Plan"), a defined contribution plan. Prior to April 1, 1992, the Bank made a cash matching contribution to the 401(k) Plan. Commencing April 1, 1992, such contributions were made in the form of an annual allocation of shares of Common Stock ("ESOP Shares") under the ESOP portion of the 401(k) Plan, the first of which was made as of December 31, 1992 for the 1992 calendar year. The total value of the cash contribution and allocation of ESOP Shares for the named individuals for 1997 is as follows: Mr. Chorbajian, $9,500; Mr.
     Heller, $9,500; Mr. Blenis, $9,500; Mr. Apgar, $7,054; and Mr. Smith, $9,500.

         (b) Bank allocations under the Bank's Supplemental Deferred Compensation Plan for 1997 in the following amounts: Mr. Chorbajian, $29,958, Mr. Heller, $5,098, Mr. Blenis, $5,048, and Mr. Smith, $3,210. The
     Supplemental Deferred Compensation Plan is a non-qualified plan that compensates participants in the 401(k) Plan whose contributions are limited by the Internal Revenue Code of 1986, as amended (the "Code"). Benefits in respect of cash allocations under the Supplemental Deferred Compensation Plan are invested at the direction of the executive in one or more of the following four funds: a Money Market Portfolio, a Growth and Income Portfolio, a Small Company Growth Portfolio and/or a Government Securities Portfolio. Earnings allocated during 1997 for the named executives are as follows: Mr. Chorbajian, $185,022, Mr. Heller, $4,228, Mr. Blenis, $11,486, and Mr. Smith $1,296. The Supplemental Deferred Compensation Plan was amended December 28, 1993 to take into account all limitations on allocations under tax-qualified retirement plans pursuant to the Code. Benefits in respect of share allocations take the form of phantom stock. Shares allocated in 1997 under the Bank's Supplemental Deferred Compensation Plan and the value based on the closing price per share of the Common Stock on the Nasdaq National Market System on December 31, 1997 of $51.4375 are as follows: Mr. Chorbajian, 1,909.549 shares, value of $98,222; Mr. Heller, 331.177 shares, value of $17,035; Mr. Blenis, 327.651 shares, value of $16,854; Mr. Apgar, 321.044 shares, value of $16,514, and Mr. Smith, 197.827 shares, value of $10,176.

         (c) Imputed income on the value of supplemental life insurance premiums in the following amounts: Mr. Chorbajian, $4,050; Mr. Blenis, $2,592; Mr. Apgar,
     $4,581; and Mr. Smith, $2,550.

         (d) Bank payments of premiums under an executive life insurance program which the Bank offered to its Vice Presidents and more senior officers effective January 1, 1993. This program provides permanent insurance (as opposed to term insurance) within the Bank's group term life insurance program. Participation is voluntary and the Bank pays toward the premium the amount to which the executive would have been entitled within the group term program. In Mr. Heller's case, the Bank paid $462 in 1997, which is included in his salary.

         (e) Bank allocations of the following amounts for 1997 in respect of supplemental retirement arrangements, which are provided for by individual employment or other agreements or under the Bank's Retirement Restoration Plan
     (the "Restoration Plan"): Mr. Chorbajian, $179,653; Mr. Heller, $32,977; Mr.
     Blenis, $49,594; Mr. Apgar, $11,702; and Mr. Smith, $11,376. The Restoration
     Plan is a non-qualified plan that compensates participants in the Retirement
     Plan of ALBANK, FSB (the "Retirement Plan") whose benefits are limited by the
     Code.

         (f) Bank payments in 1997 in respect of supplemental death and disability insurance provided by an individual employment agreement with Mr. Chorbajian in the amount of $9,800.

     Option/SAR Grants in Last Fiscal Year

                                                                                 Potential Realizable
                                                                                   Value at Assumed
                                                                                   Annual Rates of
                                                                                Stock Price Appreciation
                        Individual Grants                                          for Option Term
---------------------------------------------------------------------------------

                                         Percent
                        Number of        of Total
                        Securities       Options/SARs
                        Underlying       Granted to    Exercise or
                        Options/SARs     Employees in  Base Price    Expiration
Name                    Granted (#)      Fiscal Year   ($/sh)        Date          5% ($)       10% ($)
Herbert G. Chorbajian   54,000           39.08         $48.00        12/22/07      $1,630,095   $4,130,980
Richard J. Heller        9,000            6.51          48.00        12/22/07         271,682      688,497
Barry G. Blenis          9,000            6.51          48.00        12/22/07         271,682      688,497
Clifford M. Apgar        9,000            6.51          48.00        12/22/07         271,682      688,497
Freling H. Smith         5,400            3.90          48.00        12/22/07         163,009      413,098

See footnote <F1> to the Summary Compensation Table for a description of the material terms of the options granted to the named executive officers.

     Option Exercise and Option Value Table. The following table provides information regarding the exercise of options during 1997 and the value of unexercised in-the-money options (i.e., options which had a positive spread between the exercise price and the fair market value of the Common Stock) as of December 31, 1997. Unexercised options granted in 1995, 1996 and 1997 included in the table were in-the-money as of December 31, 1997. The closing price per share of the Common Stock on the Nasdaq National Market System on December 31, 1997 was $51.4375.

                                                                                   Value of Unexercised
                                                      Number of Unexercised             In-the-Money
                                                       Options at Year End          Options at Year End

                       Shares Acquired  Value
Name                   on Exercise      Realized    Exercisable  Unexercisable   Exercisable   Unexercisable
Herbert G. Chorbajian  11,000           $406,084    343,400      110,000         $13,806,148   $1,387,792
Richard J. Heller         850             35,842    116,883       18,867           4,854,851      245,627
Barry G. Blenis         5,500            198,261     94,233       18,867           3,878,541      245,627
Clifford M. Apgar      20,000            628,588     54,733       18,867           2,175,925      245,627
Freling H. Smith        6,500            194,044     77,020       11,400           3,207,302      149,521

Each option represents the right to acquire one share of Common Stock

     Employment Agreements. In 1997, the Company extended the employment agreements with Messrs. Chorbajian, Heller, Blenis and Smith and the Bank extended the employment agreements with Messrs. Chorbajian, Heller, Blenis, Smith and Apgar (the "Employment Agreements" or the "Agreements"). The Employment Agreements, which were approved by the OTS, are designed to ensure that the Bank and the Company will be able to maintain a stable and experienced management base.

     The Employment Agreements with the Bank and the Company provide for a three-year term in the case of Mr. Chorbajian and for a two-year term in the case of the other officers. The Human Resources Committee of the Bank conducted a performance evaluation of each of the officers and, in 1998, recommended their contracts be extended for an additional year. This recommendation was approved by the full Board of Directors. The Board of Directors of the Company also conducted a performance review of the officers who had employment contracts and extended them for an additional year. Thus, Mr. Chorbajian's contracts have been extended until March 31, 2001, and the other officers contracts until March 31, 2000. Base salaries are reviewed annually.

     In addition to specifying a minimum base salary, the Agreements provide for, among other things, disability pay and other fringe benefits applicable to executive personnel generally. The Agreement with Mr. Chorbajian provides for certain supplemental disability and death benefits to be paid to Mr. Chorbajian or his beneficiaries and the Agreements with Messrs. Heller, Smith and Apgar provide for the payment to such individuals of certain supplemental retirement benefits. The cost to the Bank of providing these benefits is disclosed in the summary compensation table and footnotes.



     The Agreements provide for termination by the Bank or the Company for cause at any time. In the event the Bank or the Company chooses to terminate the officer's employment for reasons other than for cause, the officer or, in the event of his death, his beneficiary, will be entitled to a severance payment equal to the amounts due under his Agreement for the remainder of its term. In the event of involuntary termination or the officer's resignation from the Bank and the Company upon (i) failure to re-elect the officer to his current offices,
(ii) a material change in the officer's functions, duties or responsibilities, or relocation of his principal place of employment, (iii) a reduction in compensation or benefits, or (iv) a breach of his Agreement by the Bank or the Company, in each case, accompanied by a change in control of the Bank or the Company, the officer or, in the event of death, his beneficiary, will be entitled to a severance payment equal to approximately three times (in the case of Mr. Chorbajian) or two times (in the case of the other officers) his annual compensation. The Bank and the Company will also be required to continue the executive's life, health, accident, dental and disability coverage for up to three years (in the case of Mr. Chorbajian) or two years (in the case of the other officers). A "change in control" is generally defined for purposes of the Agreements and other plans of the Bank and the Company to include the acquisition by a person or group of persons having beneficial ownership of 20% or more of the Common Stock during the term of such Agreement (or other plan) or a tender offer or exchange offer, merger or other form of business combination, sale of assets, or contested election of Directors which results in a change of a majority of the Board of Directors of the Bank or the Company.

     If payments made under the Employment Agreements in the event of a change in control were to constitute an excess parachute payment under Section 280G of the Code, an excise tax would be imposed on the recipient and the Company and the Bank would be denied an income tax deduction in respect of such excess amounts. The Employment Agreements provide that benefits payable to the officer upon a change in control will be reduced by an amount necessary to prevent imposition of such excise tax and the denial of such deduction.

     Severance Policy. The Bank has a severance pay policy that provides benefits to all full-time employees, including officers, with at least one year service in the event of certain circumstances. Under the policy, an eligible employee is entitled to benefits in the event he or she is terminated without cause or resigns after refusing to accept transfer to a location outside of a 50-mile radius of his or her existing location. Under such circumstances, an eligible employee who is an officer would be entitled to bi-weekly severance pay equal to his or her bi-weekly rate of salary (determined without regard to bonus, overtime and supplemental payments) for four weeks plus two weeks for each full year of service, up to a maximum of 52 weeks (the "Severance Period"). Additionally, in the event of involuntary termination without cause or voluntary termination without cause due to a reduction of salary, benefits or responsibilities within three years of a merger or consolidation in which the Bank is not the surviving entity, or the sale or exchange of a significant portion of the Bank's business, after the expiration of the Severance Period, an eligible employee is entitled to receive 2/3 of his severance payment for a second period equal in length to the Severance Period, and 1/3 of his severance payment for a third period equal in length to the Severance Period.

     Retirement Plan and Supplemental Retirement Benefits. The Bank maintains the Retirement Plan for the benefit of salaried employees of the Bank. The Retirement Plan is a non-contributory defined benefit pension plan. Salaried employees of the Bank who have attained age 21 and have completed one year of service are eligible to participate. The Bank contributes an amount to the Retirement Plan necessary to fund the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974 and Section 412 of the Code.

     Upon the attainment of normal retirement age at or after age 65, a participant hired before October 1, 1985 (which would include each of Messrs. Chorbajian and Blenis) will be entitled to an annual normal retirement benefit equal to 3% of the average of his three consecutive years of highest compensation (as defined in the Retirement Plan to include all salary including salary reduction contributions under the 401(k) Plan) for each of his first 15 years of credited service, plus 1% of such average compensation for each year of his credited service in excess of 15, the aggregate not to exceed 60%. A participant hired after October 1, 1985 (which would include Messrs. Heller, Smith and Apgar) will be entitled to 2% of the average of his five consecutive years of highest compensation for each year of credited service (up to 30 years). Except in cases of certain long-service employees, the sum of the amounts calculated under both formulas is reduced by 1 2/3% of the participant's primary social security benefit for each year of credited service after October 1, 1985 (up to 30 years).

     Under the Retirement Plan, benefits are also payable for retirement due to disability or early retirement and upon death. Upon termination of employment for any other reason, participants receive the present value of their vested benefit, in the form of a lump sum, provided that such amount does not exceed $3,500. If the present value of their vested benefit exceeds $3,500, distribution will generally be made upon attainment of normal retirement age, attainment of age 60 or attainment of a combined age and employment equal to 75.

     The following table sets forth, in straight line annuity amounts using the formula applicable to Messrs. Chorbajian and Blenis, but without regard to the Social Security offset, the estimated annual benefits payable upon retirement at age 65 in calendar year 1997, expressed in the form of a single life annuity, for the average compensation and credited service classification specified.


                                           Credited Service

Average Annual Earnings   15            20            25           30<F1>

$100,000                  $ 45,000      $ 50,000      $ 55,000     $ 60,000
$150,000                  $ 67,000      $ 75,000      $ 82,500     $ 90,000
$200,000<F2>              $ 90,000<F2>  $100,000<F2>  $110,000<F2> $120,000<F2>
$250,000<F2>              $112,500<F2>  $125,000<F2>  $137,500<F2> $150,000<F2>
$300,000<F2>              $135,000<F2>  $150,000<F2>  $165,000<F2> $180,000<F2>
$350,000<F2>              $157,500<F2>  $175,000<F2>  $192,500<F2> $210,000<F2>
$400,000<F2>              $180,000<F2>  $200,000<F2>  $220,000<F2> $240,000<F2>
$450,000<F2>              $202,500<F2>  $225,000<F2>  $247,500<F2> $270,000<F2>
$500,000<F2>              $225,000<F2>  $250,000<F2>  $275,000<F2> $300,000<F2>
$550,000<F2>              $247,000<F2>  $275,000<F2>  $302,000<F2> $330,000<F2>
$600,000<F2>              $270,000<F2>  $300,000<F2>  $330,000<F2> $360,000<F2>
-----------------------

<F1> The maximum benefit under the Retirement Plan is 60% of average annual earnings.

<F2> The Code limits both the amount of compensation that may be used for purposes of calculating a participant's Retirement Plan benefit and the maximum annual benefit payable to a participant under the Retirement Plan. For the 1997 plan year, (i) a participant's compensation in excess of $160,000 is disregarded for purposes of determining average compensation, and (ii) the maximum annual Retirement Plan benefit permitted under the Code is $125,000. The numbers presented in the table disregard these limitations because the Bank maintains the Restoration Plan, which provides participants with a supplemental retirement benefit to compensate them for the limitation on benefits imposed by the Code. Therefore, the numbers presented represent the sum of the benefit payable under the Retirement Plan and the benefit payable under the Restoration Plan.

     The following table sets forth the years of credited service as of December 31, 1997 for each of the individuals named in the cash compensation table.

                                  Credited Service

                            Years                 Months
Herbert G. Chorbajian       13                     7

Richard J. Heller            6                     9

Barry G. Blenis             33                     3

Freling H. Smith             6                     2

Clifford M. Apgar            5                    10

Certain other supplemental retirement arrangements are described in the footnotes to the Summary Compensation Table.

Human Resources Committee Report to Shareholders

Background and Compensation Philosophy

     Compensation of the senior executive officers of the Banks continues to be comprised primarily of three components: base pay, short-term incentives (in the form of an annual cash bonus) and long-term incentives (in the form of stock options). The relationship among the three components of pay reflects the philosophy of the Committee and the Board of providing a compensation mix that places a heavier emphasis on performance-based compensation than on base pay and that aligns executive pay with the goals and interests of shareholders. The goal of the Committee and the Board is to provide a total compensation package that is sufficiently competitive to attract and retain superior executives, while at the same time linking a meaningful portion of compensation to performance based incentives that are consistent with the creation of shareholder gain and the Company's long-term goals. It is the belief of the Committee that this approach to compensation best serves the interest of shareholders.

     The specific compensation components paid to Bank officers are described in the following paragraphs.


Base Pay

     Salaries for the Chief Executive Officer and the other named executive officers are reviewed on an annual basis by the Committee, which then makes recommendations to the Board of Directors. The Committee evaluates the performance of the Chief Executive Officer and makes a determination as to a recommended salary increase based on his performance, Bank performance and the pay of chief executives of comparable institutions. Salaries paid to executive officers other than the Chief Executive Officer are reviewed annually by the Chief Executive Officer based upon his assessment of the nature of the position and the contribution of the executive officer. The Committee discusses with the Chief Executive Officer his recommendations and makes a recommendation to the Board that is based upon the Chief Executive Officer's recommendation, Bank performance and the competitive pay range for each executive.

     Effective February 22, 1998, based upon the recommendation of the Committee, the Board of Directors increased the salary of the Chief Executive Office to $500,000, an increase of 3.82%.The increase reflected the Committee's satisfaction with the Chief Executive Officer's contributions to the increased earnings of the Bank for the 1997, his acquisition strategy and his leadership of the Company as it expands into commercial banking operations.

     The base salary of each of the other executive officers named in the Summary Compensation Table was increased effective February 22, 1998. As explained above, the increases, which were based on recommendations by the Committee that were made upon consultation with the Chief Executive Officer, reflect the Committee's assessment of the individual's performance, level of experience, and competitive market data for similar positions at peer banks, and upon the Bank's performance.


Annual Incentive Program

     The Bank has in place an annual incentive plan that grants awards to participants based on performance measures that are the key drivers of shareholder value enhancement. Each year, in setting the award incentive levels for the following year, the Committee solicits the advice of an independent consultant and considers what performance measures should be used, how each performance measure should be weighted, and what should be the target performance levels for each of the measures chosen in order to receive bonus payments. As a general matter, it is the Committee's belief that, absent a compelling reason otherwise, each performance measure should be equally weighted in determining the final bonus award payment. The CEO's bonus payment is calculated solely on the basis of corporate performance. In the case of the other named executive officers, 80% of their potential bonus payment is based on corporate performance and the other 20% is discretionary and based on individual performance.

     The award incentive levels for 1997, as stated in the Summary Compensation Table, were based on a comparison between actual and target performance levels as measured by four factors: growth in Earnings per Share, Return on Average Equity, ratio of Operating Expenses to Average Assets, and the ratio of Nonperforming Assets to Average Assets. Each factor was evenly weighted in the determination of actual awards.

     As in 1996, target performance levels for each of the four measures were set based on both the Bank's performance in the last year and the average performance of the comparably sized peer group of banks. The target awards reflected average performance for both the peer group and the Bank. This approach reflects the Committee's belief that awards should reflect how the Bank has performed both against itself in prior years and against other comparable institutions.

     At the end of 1997, the actual performance levels for the year were compared with the four target award measures within the context of a 5-point scale. After comparing each of the four measures to the scale independently, a composite number was calculated based on averaging each of the four measures.

     Based on the Bank's achievement relative to the four performance measures noted previously, the Committee recommended and the Board approved, a 1997 annual bonus in the amount of $186,444 for the Chief Executive Office, resulting in 78% of the target award. Each of the named executive officers received a 1997 award bonus as set forth in the Summary Compensation Table.


Executive Stock Option Program

     The Company's stock option plan allows for the award of options at times determined by the Committee. Options granted under the plan vest over a three year period.

     Based upon the recommendations made by the outside compensation consultant retained by the Committee, the Committee authorized the award of 54,000 options to the Chief Executive Officer and the number of options to each of the other named executive officers as set forth in the Summary Compensation Table. The number of options granted was based on the Committee's determination that each officer should receive a certain value of options granted. The value of options granted to each individual was based on both competitive analysis using peer banks and on Bank and individual performance.

     This report is submitted by the Bank's Human Resources Committee:

                          John E. Maloy, Sr., Chairman
                           Anthony P. Tartaglia, M.D.
                             Susan J. Stabile, Esq.
                                Francis L. McKone


Shareholder Return Performance Presentation

     Set forth below is a line graph for the five year period ending December 31, 1997 comparing the cumulative total shareholder return on ALBANK Common Stock with the cumulative total shareholder return of (i) the total return industry index for NASDAQ bank stocks and (ii) the total return for the NASDAQ U.S. Stock Market. Total return assumes the reinvestment of cash dividends.

        COMPARISON OF TOTAL RETURN DECEMBER 31, 1992-DECEMBER 31, 1997 ALBANK COMMON STOCK, NASDAQ BANK STOCK INDEX AND NASDAQ STOCK MARKET INDEX


                 ALBANK   NASDAQ Banks    NASDAQ Market

12/31/92         100      100             100
12/31/93         133.05   114.80          114.04
12/31/94         160.45   112.21          113.63
12/31/95         210.66   169.22          158.70
12/31/96         269.05   223.41          195.19
12/31/97         448.42   377.44          239.53

Indebtedness of Management and Transactions with Certain Related Persons

     The Company intends that all transactions between the Company and the Bank, on the one hand, and executive officers or Directors of the Bank or the Company, holders of 10% or more of the shares of Common Stock and controlled entities of the foregoing (collectively, "insiders"), on the other, will contain terms no less favorable to the Company or the Bank than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent outside Directors of the Company or the Bank, as the case may be, not having any interest in the transaction in circumstances where law or regulation requires such approval.

     Pursuant to restrictions imposed by Federal law and regulation, all loans or extensions of credit by the Bank to insiders must be made on substantially the same terms, including interest rates and collateral, as and following credit underwriting procedures that are not less stringent than those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to insiders in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (or in any event in excess of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors of the Bank. Loans to insiders are also subject to limits individually and in the aggregate. The Bank is also prohibited from extending credit to its executive officers, except (i) to finance the executive's residence or the education of the executive's children, or (ii) for any other purpose if the loan does not exceed at any one time the higher of $25,000 or 2.5% of the institution's unimpaired capital and unimpaired surplus, not to exceed $100,000.

     All outstanding loans by the Bank to Directors, executive officers and/or family members were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, and following credit underwriting procedures that are not less stringent than those prevailing at the time for comparable transactions with other persons, and did not, and do not, involve more than the normal risk of collectibility or present other unfavorable features.


                               -----------------


PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Bank's independent auditors for the fiscal year ended December 31, 1997, were KPMG Peat Marwick LLP. The Company's Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for the Bank and the Company for the fiscal year ending December 31, 1998 subject to ratification of such appointment by the stockholders.

     Representatives of KPMG Peat Marwick LLP will be present at the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Meeting.

     Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR ratification of the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


                               -----------------





                             ADDITIONAL INFORMATION



Certain Exchange Act Filings

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company by its directors and officers, the following failed to file on a timely basis: Mr. Maloy, one Form 4 representing one transaction, and Mr. Vaselewski, one Form 4 representing one transaction.


Stockholder Proposals

     To be considered for inclusion in the proxy statement and proxy relating to the Annual Meeting of Stockholders to be held in 1999, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the first page of this Proxy Statement, not later than December 3, 1998. Any such proposal will be subject to SEC Rule 14a-8 under the Exchange Act.


     Notice of Business to be Conducted and Nomination of Directors at an Annual Meeting

     The bylaws of the Company provide an advance notice procedure for certain business to be brought before an Annual Meeting. In order for a stockholder to properly bring business before an Annual Meeting, the stockholder must give written notice to the Secretary of the Company not less than 30 days before the time originally fixed for such meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder's name and address, as it appears on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the number of shares of Common Stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. The same advance notice requirements are applicable to stockholder nominations of persons for election as a Director. In the case of nominations to the Board, the information that is required to be disclosed in solicitations for proxies for elections of Directors under the rules of the SEC must also be provided. Nothing in this paragraph will be deemed to require the Company to include in its proxy statement and proxy relating to the 1999 Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Meeting, you are urged to return your proxy promptly. If you are present at the Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Meeting.

     A copy of the Company's Annual Report on Form 10-K (without exhibits) for the year ended December 31, 1997, as filed with the SEC will be furnished without charge to stockholders of record upon written request to ALBANK Financial Corporation, Attention: Freling H. Smith, 10 North Pearl Street, Albany, NY 12207.


                                              By Order of the Board of Directors
                                              /S/ Freling H. Smith
                                              Freling H. Smith
                                              Secretary

Albany, New York
April 3, 1998

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.


(This page is intentionally left blank.)

Please mark
your votes
like this X

The Board of Directors recommends a vote FOR Proposals 1&2

 FOR ALL     WITHHELD
NOMINEES*    FOR ALL

Election of
Directors

Herbert G. Chorbajian
William J. Barr
and Francis L. McKone

*(To withhold authority to vote for any individual nominee write that nominee's name on the line provided below.)

____________________________________________

2. Ratification of independent auditors

 FOR  AGAINST  ABSTAIN

Receipt is hereby acknowledged of ALBANK Financial
Corporation Notice of Meeting and Proxy Statement

Signature(s)_______________________________Date______________________

NOTE: Please sign exactly as name appears. For joint account, each owner should sign.

FOLD AND DETACH HERE


ALBANK FINANCIAL CORPORATION

10 North Pearl Street
Albany, New York 12207

   This Voting Instruction is Solicited on Behalf of the Board of Directors and Management

   This voting instruction is sought by the Trustee of the ALBANK, FSB Incentive Savings and Employee Stock Ownership Plan in connection with a Proxy that is Solicited on Behalf of the Board of Directors and management.

  The Trustee of the aforementioned plan will cast votes on each of the following matters, as set forth in the Proxy Statement, in accordance with the voting instructions designated below, and upon such other matters properly coming before the meeting.

   If this voting instruction is signed, but no direction is given, the Trustee will cast the votes represented hereby For Proposals 1 & 2.

(Continued and to be signed on other side)

 FOLD AND DETACH HERE

Please mark
your votes
like this X

The Board of Directors recommends a vote FOR Proposals 1&2

 FOR ALL     WITHHELD
NOMINEES*    FOR ALL

1. Election of
Directors

Herbert G. Chorbajian
William J. Barr
and Francis L. McKone

*(To withhold authority to vote for any individual nominee write that nominee's name on the line provided below.)

____________________________________________

2. Ratification of independent auditors

  FOR   AGAINST  ABSTAIN

I WILL ATTEND THE
ANNUAL MEETING

COMMENTS/ADDRESS CHANGE
Please mark this box if you have
written comments/address change
on the reverse side
Receipt is hereby acknowledged of ALBANK Financial
Corporation Notice of Meeting and Proxy Statement

NOTE: Please sign exactly as name appears. For joint account, each owner should sign.

Signature(s)_________________________________Date______________________

FOLD AND DETACH HERE


ALBANK FINANCIAL CORPORATION

10 North Pearl Street
Albany, New York 12207

This Proxy is Solicited on Behalf of the Board of Directors and Management


    P     The undersigned hereby appoints MARK L. HELLER and MARGARET A.
        OUELLETTE and each of them proxies with power of substitution, to
    R represent and to vote as designated below, on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on
    O May 19, 1998 and at any adjournment thereof on each of the following matters, as set forth in the Proxy Statement, and upon such other
    X matters properly coming before this meeting.


    Y This proxy when properly executed will be voted in the manner directed by the stockholder. If no direction is given, this proxy will be voted For Proposals 1 & 2.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

(Continued and to be signed on other side)

FOLD AND DETACH HERE